UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma 74172

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 945-5426

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

Effective January 29, 2015, Pluspetrol Resources Corporation, a company incorporated under the laws of the Cayman Islands (“Parent”), through Pluspetrol Black River Corporation, a Cayman Islands exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”), acquired all of the outstanding equity interests of Apco Oil and Gas International Inc., a Cayman Islands exempted company limited by shares, in which WPX Energy, Inc. (the “Company”) has an approximately 69 percent controlling equity interest. Merger Sub acquired Apco for $14.50 per share, upon the terms and subject to the conditions contained in the Merger Agreement.

A copy of the press release announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this Form 8-K.

Exhibit No.	Description

99.1	Press Release dated January 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2015	WPX ENERGY, INC.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary